Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2014 FOURTH QUARTER RESULTS

Fourth Quarter and Full Year 2014 Highlights from Continuing Operations:

•	Diluted earnings per share of $0.77 (adjusted $0.76)* for the fourth quarter, an increase of 57% over the prior year

•	Diluted earnings per share of $2.37 (adjusted $2.43)* for the full year
•Organic sales per sales day* growth of 4.8% at Distribution for the fourth quarter
•Aerospace operating profit margin of 18.9% for the fourth quarter
•Free cash flow* generation of $81 million for the full year
•Quarterly dividend increased 12.5% to $0.18

BLOOMFIELD, Connecticut (February 23, 2015) - Kaman Corp. (NYSE:KAMN) today reported financial results for the fourth quarter ended December 31, 2014.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	December 31, 2014	December 31, 2013	Change
Net sales from continuing operations:
Distribution	$302,687	$260,184	$42,503
Aerospace	175,244	170,856	4,388
Net sales	$477,931	$431,040	$46,891

Operating income from continuing operations:
Distribution	$14,295	$11,452	$2,843
Aerospace	33,182	25,346	7,836
Net loss on sale of assets	(5)	(38)	33
Corporate expense	(14,228)	(11,395)	(2,833)
Operating income	$33,244	$25,365	$7,879

Adjusted EBITDA*:
Distribution	$18,453	$14,236	$4,217
Aerospace	37,553	29,224	8,329
Net loss on sale of assets	(5)	(38)	33
Corporate expense	(12,855)	(9,984)	(2,871)
Adjusted EBITDA*	$43,146	$33,438	$9,708

Adjusted diluted earnings per share from continuing operations*	$0.76	$0.57	$0.19

Neal J. Keating, Chairman, President and Chief Executive Officer, stated, "We finished 2014 with very strong results, achieving earnings per share from continuing operations of $0.77 for the quarter and $2.37 for the full year, or $2.43 when adjusted*. Our free cash flow* for the full year was $80.8 million, an increase of $56.8 million over 2013. In addition, we are pleased that, based on our strong results, our Board of Directors has approved an increase in our quarterly dividend by 12.5% to $0.18 per share.
Distribution had strong organic sales growth* of 4.8% during the fourth quarter, our fifth consecutive quarter of organic sales growth and our highest rate of growth since the third quarter of 2011. Our investment in our sales force expansion was accretive in the quarter and the results for the quarter speak to the importance of this initiative towards achieving growth rates in line with our long-term goals. During the quarter we divested Distribution's Mexico operations, increasing the focus on our core strategy of building out product platforms in the U.S. and delivering improved operating performance.
Aerospace had a strong fourth quarter with operating margin of 18.9% and top line sales growth of 2.6%. Aerospace enters 2015 in the midst of a transition, as certain legacy defense programs continue to ramp down. However, our Aerospace Group is managing this transition period effectively as evidenced by the top line growth in 2014, which we believe will continue into 2015."

Distribution Segment

Table 2. Summary of Distribution Segment Information (in thousands)
	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2014	December 31, 2013	Change	December 31, 2014	December 31, 2013	Change
Net sales	$302,687	$260,184	$42,503	$1,161,992	$1,039,954	$122,038
Operating income	$14,295	$11,452	$2,843	$56,765	$46,206	$10,559
% of sales	4.7%	4.4%	0.3%	4.9%	4.4%	0.5%

The increase in sales in the fourth quarter resulted from $25.8 million in sales from acquisitions and an increase of $16.7 million in organic sales. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. (See Table 6 for additional details regarding the Segment's sales per sales day* performance.) The increase in operating income in the fourth quarter was driven by higher rebate income and contributions from our 2014 acquisitions.

The increase in sales for the full year resulted from $89.4 million in sales from acquisitions and an increase of $32.7 million in organic sales. The increase in operating income for the full year was driven by the contribution of operating income from 2014 and 2013 acquisitions, the absence of $2.8 million of restructuring costs, lower pension expense and higher rebate income. These increases were partially offset by higher operating expenses, primarily related to higher employee related incentive costs and an increase in salary and wage expense associated with the expansion of our sales force.

Aerospace Segment

Table 3. Summary of Aerospace Segment Information (in thousands)
	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2014	December 31, 2013	Change	December 31, 2014	December 31, 2013	Change
Net sales	$175,244	$170,856	$4,388	$632,970	$613,967	$19,003
Operating income	$33,182	$25,346	$7,836	$108,697	$102,573	$6,124
% of sales	18.9%	14.8%	4.1%	17.2%	16.7%	0.5%

Sales for the fourth quarter increased due to our SH-2G(I) contract with New Zealand and higher commercial bearing product sales. These increases were partially offset by lower volume of JPF deliveries, a reduction in shipments on our Sikorsky BLACK HAWK helicopter program, and decreased year over year revenue under our AH-1Z program. Operating margin in the fourth quarter was higher than the prior year primarily due to our SH-2G(I) contract with New Zealand and stronger contribution from bearing product lines. These increases were partially offset by the lower volume and a less favorable mix of JPF deliveries.

Sales for the full year increased due to increased deliveries on commercial composite structures products/programs, higher commercial bearing product sales, our SH-2G(I) contract with New Zealand, increased sales to the U.S. Government under the JPF program and higher sales volume on the A-10 program. These increases were partially offset by lower sales of engineering design services, composite imaging products and Boeing CH-47 inlet screens, reduced deliveries of the JPF to foreign militaries, a reduction in shipments on our Sikorsky BLACK HAWK helicopter program and lower military bearing product sales. Operating margin for the full year increased primarily due to gross profit from the SH-2G(I) program and commercial bearing product sales and the absence of the $2.1 million goodwill impairment charge recorded in 2013. These increases were partially offset by lower gross margin on military bearing products and tooling sales and lower commercial sales of the JPF to foreign militaries.

Chief Financial Officer, Robert D. Starr, commented, "Our strong 2014 performance reflects the continued execution of our long-term strategies. Full year operating margin performance at Aerospace improved 50 bps to 17.2%, driven by a favorable sales mix and a focus on operating expenses. Distribution's operating margin increased 50 bps from the prior year to 4.9%, benefiting from solid organic sales growth of 3.2%.

Free cash flow generation for the full year was $80.8 million or 123% of net earnings from continuing operations, which we used to pay down outstanding borrowings bringing our year end debt to capitalization ratio to 35.2%, consistent with the prior year-end level. We are very encouraged with this level of free cash flow. With our continued focus on working capital management we believe we can consistently achieve our goal of 80% to 100% free cash flow as a percentage of net earnings.

For 2015 we expect strong sales growth at Distribution and low single digit growth at Aerospace. The operating profit outlook reflects strong underlying core performance, offset by a number of significant headwinds, most notably pension, ERP and group health expense. Similar to 2014, we anticipate quarterly earnings to increase sequentially throughout the year, with approximately 60% to 65% of our full year earnings in the second half. Finally, we anticipate another outstanding year of free cash flow generation in 2015."

2015 Outlook

Our 2015 outlook is as follows:

•	Distribution:

◦	Sales of $1,250 million to $1,280 million

◦	Operating margins of 4.9% to 5.2%

•	Aerospace:

◦	Sales of $635 million to $655 million

◦	Operating margins of 16.8% to 17.2%

•	Interest expense of approximately $13 million

•	Corporate expenses of $52 million to $53 million

•	Estimated annualized tax rate of approximately 34%

•	Depreciation and amortization expense of approximately $40 million

•	Capital expenditures of $30 million to $40 million

•	Free cash flow* in the range of $75 million to $90 million

Please see the MD&A section of the Company's SEC Form 10-K filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, February 24, 2015, at 8:30 AM ET. Listeners may access the call live by telephone at (877) 280-4958 and from outside the U.S. at (857) 244-7315; (passcode: 62668708); or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (888) 286-8010 or (617) 801-6888 using the passcode: 49474372. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 4. Summary of Segment Information (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales:
Distribution	$302,687	$260,184	$1,161,992	$1,039,954
Aerospace	175,244	170,856	632,970	613,967
Net sales	$477,931	$431,040	$1,794,962	$1,653,921

Operating income:
Distribution	$14,295	$11,452	$56,765	$46,206
Aerospace	33,182	25,346	108,697	102,573
Net gain (loss) on sale of assets	(5)	(38)	(233)	(142)
Corporate expense	(14,228)	(11,395)	(54,722)	(45,291)
Operating income	$33,244	$25,365	$110,507	$103,346

Depreciation and Amortization:
Distribution
Depreciation	$2,141	$1,247	$7,017	$5,338
Amortization	2,017	1,537	7,444	5,898
Total	$4,158	$2,784	$14,461	$11,236
Aerospace
Depreciation	$3,520	$3,048	$12,639	$11,777
Amortization	851	830	3,400	3,264
Total	$4,371	$3,878	$16,039	$15,041
Corporate
Depreciation	$975	$1,014	$4,129	$3,723
Amortization	398	397	1,580	1,555
Total	$1,373	$1,411	$5,709	$5,278

Non-GAAP Measures Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated on our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and increased capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-month and twelve-month periods ended December 31, 2014 and 2013.

Table 5. Adjusted EBITDA (in thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Adjusted EBITDA
Distribution
Operating Income	$14,295	$11,452	$56,765	$46,206
Depreciation and Amortization	4,158	2,784	14,461	11,236
Adjusted EBITDA	$18,453	$14,236	$71,226	$57,442

Aerospace
Operating Income	$33,182	$25,346	$108,697	$102,573
Depreciation and Amortization	4,371	3,878	16,039	15,041
Adjusted EBITDA	$37,553	$29,224	$124,736	$117,614

Corporate expense
Operating expense	$(14,228)	$(11,395)	$(54,722)	$(45,291)
Depreciation and Amortization	1,373	1,411	5,709	5,278
Adjusted EBITDA	$(12,855)	$(9,984)	$(49,013)	$(40,013)

Net loss on sale of assets	(5)	(38)	(233)	(142)
Total Adjusted EBITDA	$43,146	$33,438	$146,716	$134,901

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differ.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the Company's Form 10-K filed with the Securities and Exchange Commission on February 23, 2015. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating organic sales per sales day.

Table 6. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended		For the Twelve Months Ended
		December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Current period
Net sales: Distribution		$302,687	$260,184	$1,161,992	$1,039,954
Acquisition sales		25,783	6,420	89,388	72,578
Organic sales		$276,904	$253,764	$1,072,604	$967,376
Sales days		64	63	253	253
Organic sales per sales day for the current period	a	$4,327	$4,028	$4,240	$3,824

Prior period
Net sales from the prior year		$260,184	$240,474	$1,039,954	$982,573
Sales days from the prior year		63	62	253	253
Organic sales per sales day from the prior year	b	$4,130	$3,879	$4,110	$3,884

% change in organic sales per sales day	(a-b)÷b	4.8%	3.8%	3.2%	(1.5)%

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Consolidated Statements of Cash Flows included in this release.

Table 7. Free Cash Flow from continuing operations (in thousands)
	For the Twelve Months Ended	For the Nine Months Ended	For the Three Months Ended
	December 31, 2014	September 26, 2014	December 31, 2014
Net cash provided by operating activities	$109,089	$45,132	$63,957
Expenditures for property, plant & equipment	(28,283)	(22,177)	(6,106)
Free Cash Flow	$80,806	$22,955	$57,851

Table 8. Free Cash Flow - 2015 Outlook (in millions)	2015 Outlook

Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$130.0
Expenditures for property, plant and equipment	(30.0)	to	(40.0)
Free Cash Flow	$75.0	to	$90.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 9. Debt to Capitalization (in thousands)
	December 31, 2014	December 31, 2013
Notes payable	$—	$559
Current portion of long-term debt	10,000	10,000
Long-term debt, excluding current portion	271,232	264,655
Debt	281,232	275,214
Total shareholders' equity	517,665	511,292
Capitalization	$798,897	$786,506
Debt to capitalization	35.2%	35.0%

Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share - Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share are defined as net earnings and diluted earnings per share, less items that are not indicative of the operating performance of the business for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted net earnings and Non-GAAP adjusted diluted earnings per share using “Net earnings” and “Diluted earnings per share” from the “Consolidated Statement of Operations” and the "Selected Quarterly Financial Data" from the Company's Form 10-K filed with the Securities and Exchange Commission on February 23, 2015.

Table 10. Reconciliation of Non-GAAP Financial Information - Net Earnings
(In thousands except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
NET EARNINGS:
GAAP Earnings from continuing operations, as reported	$21,330	$13,507	$65,780	$59,066
Costs associated with the sale of Moosup	(45)	—	1,499	—
Severance costs at Distribution	—	—	367	—
Goodwill impairment charge	—	2,071	—	2,071
Non-GAAP adjusted net earnings from continuing operations	$21,285	$15,578	$67,646	$61,137

GAAP diluted earnings per share from continuing operations	$0.77	$0.49	$2.37	$2.17
Costs associated with the sale of Moosup	(0.01)	—	0.05	—
Severance costs at Distribution	—	—	0.01	—
Goodwill impairment charge	—	0.08	—	0.08
Non-GAAP adjusted diluted earnings per share from continuing operations	$0.76	$0.57	$2.43	$2.25

Diluted weighted average shares outstanding	27,812	27,375	27,777	27,143

Non-GAAP adjusted operating income for Distribution - Non-GAAP adjusted operating income for Distribution is defined as operating income for Distribution, less items that are not indicative of the operating performance of Distribution for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted operating income to evaluate performance period over period, to analyze the underlying trends in our segments and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted operating profit for Distribution using Footnote 19, Segment and Geographic Information, to the consolidated financial statements from the Company's Form 10-K filed with the Securities and Exchange Commission on February 23, 2015.

Table 11. Reconciliation of Non-GAAP Financial Information - Operating Segments
(In thousands)
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$302,687	$260,184	$1,161,992	$1,039,954
GAAP operating income from continuing operations - Distribution segment	$14,295	$11,452	$56,765	$46,206
% of GAAP net sales from continuing operations	4.7%	4.4%	4.9%	4.4%
Severance costs at Distribution	$—	$—	$550	$—
Non-GAAP adjusted operating income - Distribution segment	$14,295	$11,452	$57,315	$46,206
% of adjusted net sales	4.7%	4.4%	4.9%	4.4%

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company's SH-2G Super Seasprite maritime helicopters and K-MAX® medium-to-heavy lift helicopters.  The company is a leading distributor of industrial parts, and operates more than 200 customer service locations and five distribution centers across North America.  Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management.

FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the conclusion to government inquiries or investigations regarding government programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders for the U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance and future contributions; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; and (xxii) other risks and uncertainties set forth herein and in our 2014 Form 10-K.

Any forward-looking information provided in this report should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands except per share amounts) (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$477,931	$431,040	$1,794,962	$1,653,921
Cost of sales	341,906	315,217	1,287,023	1,190,610
Gross profit	136,025	115,823	507,939	463,311
Selling, general and administrative expenses	102,776	88,349	397,199	357,752
Goodwill impairment	—	2,071	—	2,071
Net loss on sale of assets	5	38	233	142
Operating income	33,244	25,365	110,507	103,346
Interest expense, net	3,650	3,113	13,382	12,294
Other expense, net	(127)	64	623	398
Earnings from continuing operations before income taxes	29,721	22,188	96,502	90,654
Income tax expense	8,391	8,681	30,722	31,588
Earnings from continuing operations	21,330	13,507	65,780	59,066
Earnings from discontinued operations, net of taxes	(998)	(632)	(2,924)	(2,386)
Gain on disposal of discontinued operations, net of taxes	(5,269)	—	(4,984)	420
Total earnings from discontinued operations, net of taxes	(6,267)	(632)	(7,908)	(1,966)
Net earnings	$15,063	$12,875	$57,872	$57,100

Earnings per share:
Basic earnings per share from continuing operations	$0.79	$0.50	$2.43	$2.21
Basic earnings per share from discontinued operations	(0.04)	(0.02)	(0.11)	(0.09)
Basic earnings per share from disposal of discontinued operations	(0.19)	—	(0.18)	0.02
Basic earnings per share	$0.56	$0.48	$2.14	$2.14

Diluted earnings per share from continuing operations	$0.77	$0.49	$2.37	$2.17
Diluted earnings per share from discontinued operations	(0.04)	(0.02)	(0.11)	(0.09)
Diluted earnings per share from disposal of discontinued operations	(0.19)	—	(0.18)	0.02
Diluted earnings per share	$0.54	$0.47	$2.08	$2.10
Average shares outstanding:
Basic	27,137	26,815	27,053	26,744
Diluted	27,812	27,375	27,777	27,143
Dividends declared per share	$0.16	$0.16	$0.64	$0.64

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$12,411	$10,384
Accounts receivable, net	234,648	205,873
Inventories	359,741	390,495
Deferred income taxes	25,888	30,128
Income tax refunds receivable	—	2,297
Other current assets	29,568	26,028
Total current assets	662,256	665,205
Property, plant and equipment, net of accumulated depreciation of $183,829 and $167,282, respectively	147,825	148,508
Goodwill	238,581	203,923
Other intangible assets, net	94,491	89,449
Deferred income taxes	34,784	10,287
Other assets	23,268	23,259
Total assets	$1,201,205	$1,140,631
Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable	$—	$559
Current portion of long-term debt	10,000	10,000
Accounts payable – trade	116,787	119,482
Accrued salaries and wages	42,214	33,677
Advances on contracts	2,406	9,470
Other accruals and payables	47,583	54,095
Income taxes payable	2,734	673
Total current liabilities	221,724	227,956
Long-term debt, excluding current portion	271,232	264,655
Deferred income taxes	3,391	3,855
Underfunded pension	141,546	85,835
Other long-term liabilities	45,647	47,038
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,518,226 and 27,189,922 shares issued, respectively	27,518	27,190
Additional paid-in capital	145,845	133,517
Retained earnings	479,984	439,441
Accumulated other comprehensive income (loss)	(126,261)	(81,121)
Less 385,942 and 330,487 shares of common stock, respectively, held in treasury, at cost	(9,421)	(7,735)
Total shareholders’ equity	517,665	511,292
Total liabilities and shareholders’ equity	$1,201,205	$1,140,631

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Earnings from continuing operations	$65,780	$59,066
Adjustments to reconcile earnings from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	36,209	31,555
Accretion of convertible notes discount	1,931	1,833
Provision for doubtful accounts	853	1,286
Net loss on sale of assets	233	142
Goodwill impairment	—	2,071
Net gain (loss) on derivative instruments	1,071	178
Stock compensation expense	5,411	4,973
Excess tax benefit from share-based compensation arrangements	(834)	(543)
Deferred income taxes	1,434	2,938
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(23,876)	(22,565)
Inventories	30,181	(19,707)
Income tax refunds receivable	2,292	(2,297)
Other current assets	(2,560)	1,299
Accounts payable - trade	(3,858)	12,170
Accrued contract losses	(1,899)	(969)
Advances on contracts	(7,065)	7,570
Other accruals and payables	6,746	(10,187)
Income taxes payable	4,455	(2,024)
Pension liabilities	(6,380)	(3,118)
Other long-term liabilities	(1,035)	1,169
Net cash provided by (used in) operating activities of continuing operations	109,089	64,840
Net cash provided by operating activities of discontinued operations	(2,902)	(1,892)
Net cash provided by (used in) operating activities	106,187	62,948
Cash flows from investing activities:
Proceeds from sale of assets	39	100
Proceeds from sale of discontinued operations	7,863	—
Expenditures for property, plant & equipment	(28,283)	(40,852)
Acquisition of businesses	(77,618)	(18,162)
Other, net	(2,060)	(2,305)
Cash used in investing activities of continuing operations	(100,059)	(61,219)
Cash used in investing activities of discontinued operations	3	(56)
Cash used in investing activities	(100,056)	(61,275)
Cash flows from financing activities:
Net borrowings under revolving credit agreements	15,788	22,720
Debt repayment	(10,000)	(10,000)
Net change in book overdraft	1,568	(9,878)
Proceeds from exercise of employee stock awards	6,411	6,333
Purchase of treasury shares	(853)	(644)
Dividends paid	(17,286)	(17,091)
Other	—	(98)
Windfall tax benefit	834	543
Cash provided by financing activities of continuing operations	(3,538)	(8,115)
Cash provided by financing activities of discontinued operations	—	—
Cash provided by financing activities	(3,538)	(8,115)
Net increase (decrease) in cash and cash equivalents	2,593	(6,442)
Effect of exchange rate changes on cash and cash equivalents	(566)	233
Cash and cash equivalents at beginning of period	10,384	16,593
Cash and cash equivalents at end of period	$12,411	$10,384